PRICING SUPPLEMENT NO. 36                                         Rule 424(b)(3)
DATED: January 4, 1999                                        File No. 333-61437
(To Prospectus dated August 26, 1998
and Prospectus Supplement dated August 26, 1998)


                                 $7,315,045,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

Principal Amount:            Floating Rate Notes        Book Entry Notes
$5,000,000                   [x]                        [x]
Original Issue Date:         Fixed Rate Notes           Certificated Notes
January 6, 1999              [_]                        [_]

Maturity Date:               CUSIP#: 073928 GH 0
January 28, 2000
Option to Extend Maturity:   No  [x]
                             Yes [_]   Final Maturity Date:


                                                 Optional           Optional
                         Redemption              Repayment          Repayment
Redeemable On            Price(s)                Date(s)            Price(s)
N/A                      N/A                     N/A                N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]     Commercial Paper Rate             Minimum Interest Rate: N/A

[_]     Federal Funds Rate                Interest Reset Date(s): *

[_]     Treasury Rate                     Interest Reset Period: Monthly

[_]     LIBOR Reuters                     Interest Payment Date(s): **

[x]     LIBOR Telerate

[_]     Prime Rate                        Interest Payment Period: Monthly

[_]     CMT Rate

Initial Interest Rate: 5.21%


 Index Maturity:  One Month

 Spread (plus or minus): +0.15%

---------------------------------------



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NYFS04...:\25\22625\0122\2041\SUP1059L.170

*     2/26/99, 3/29/99, 4/28/99, 5/28/99, 6/28/99, 7/28/99,
      8/31/99, 9/28/99, 10/28/99, 11/29/99 and 12/29/99.

**    2/26/99, 3/29/99, 4/28/99, 5/28/99, 6/28/99, 7/28/99, 8/31/99, 9/28/99,
      10/28/99, 11/29/99, 12/29/99 and 1/28/99.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.







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